Exhibit 10.1

December 9, 2025

Dear Mark,

Amtech Systems, Inc. is pleased to offer you the position of Interim Chief Financial Officer, effective on December 16, 2025, reporting to Bob Daigle, Chief Executive Officer. This is an interim role for a temporary with an anticipated end date of March 30, 2025.

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Your annual salary will be $290,000; an hourly rate of $141.00.
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You will be paid on a bi-weekly basis, with each paycheck issued one week in arrears.
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You will be paid on a bi-weekly basis, with each paycheck issued one week in arrears.
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Group medical, dental, and vision coverage (approximately 82% currently paid by Amtech, and employee contributions are pre-tax).
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HSA or HRA medical plan option.
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Life insurance equals 2x annual base salary paid 100% by Amtech.
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Short-term disability coverage paid 100% by Amtech.
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Long-term disability coverage is paid 100% by Amtech.
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401(k) Plan with discretionary company match.
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Section 125 flexible spending account option.

In this position, your responsibilities will include, but are not limited to:

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Lead the finance team and oversee financial IT systems.
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Take responsibility (either directly or via staff) for all cash management, investments, insurance, budgeting, and financial reporting, and help drive the company’s financial strategy.
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Establish effective processes for efficient and timely measurement and analysis of operating results.
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Analyze internal operations and identify areas for financial performance improvement.
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Work with senior managers to efficiently develop budgets and improvement plans.
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Monitor business performance and establish corrective measures as needed.
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Ensure cash flow is compatible with operations by overseeing day-to-day accounting, recording, reporting, and internal-control activities of the organization.
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Maintain systems and processes for SOX compliance.
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Comply with national and local financial requirements and take actions needed to comply with new legislation.
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Perform risk management through analysis of company liabilities and investments and evaluate and manage capital structure and fundraising initiatives.
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Prepare detailed reports needed for earnings calls, board meetings and management teams.
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Manage investor relations effort.

This offer is contingent upon successful completion of all hiring process requirements, which include satisfactory documents concerning employment eligibility and successful completion of a drug screening, and background investigation.

Amtech is an at-will employer, and as such, all offers of employment are at-will. Nothing in this letter creates or implies a contract of employment. The initial terms of your employment with Amtech Systems, Inc. are solely those expressed in writing in the letter. No previous promises, representations, or understandings related to your offer of employment shall apply. Employer contributions for employee benefits are discretionary and subject to change.

Amtech is a company with excellent opportunities for accelerated growth and performance improvement. We extend this offer because we sincerely want you to be a part of our team and are convinced you have much to contribute to our efforts to revitalize the company and create meaningful value.

This offer is valid until Thursday, December 11, 2025. Please complete and return a signed copy of this offer letter to HR. By signing below, you verify that there are no restrictions, contractual or otherwise, that might prohibit your employment with Amtech Systems.

We look forward to working with you.

Sincerely,

HR

I, Mark Weaver, accept this offer and the terms of employment as outlined in this offer letter with an intended start date of Tuesday, December 16, 2025.

/s/ Mark Weaver 12/10/2025

Employee Signature Date